Exhibit 10.3

MANAGEMENT AGREEMENT

among

MOBILE INFRASTRUCTURE FUNDING, LLC,

THE ASSET ENTITIES FROM TIME TO TIME PARTY HERETO,

and

MOBILE INFRA OPERATING COMPANY, LLC,
as Manager

Dated as of October 29, 2025

LIST OF SCHEDULES AND EXHIBITS

Schedule I – List of Parking Facilities

Exhibit A – Initial Budget

Exhibit B – Form of Manager Report

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THIS MANAGEMENT AGREEMENT (as the same may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of October 29, 2025 (the “Effective Date”), by and among Mobile Infrastructure Funding, LLC, a Delaware limited liability company (the “Issuer”), MVP Fort Worth Taylor, LLC (“Propco SPV 1”), MVP New Orleans Rampart, LLC (“Propco SPV 2”), Minneapolis City Parking, LLC (“Propco SPV 3”), MVP Houston Saks Garage LLC (“Propco SPV 4”), West 9th Street Properties II, LLC (“Propco SPV 5”), MVP Milwaukee Wells LLC (“Propco SPV 6”), MVP Bridgeport Fairfield Garage, LLC (“Propco SPV 7”), MVP Milwaukee Old World, LLC (“Propco SPV 8”), MVP Milwaukee Arena Lot, LLC (“Propco SPV 9”), MVP St. Louis Washington, LLC (“Propco SPV 10”), MVP St Paul Holiday Garage, LLC (“Propco SPV 11”), MVP Houston San Jacinto Lot, LLC (“Propco SPV 12”), White Front Garage Partners, LLC (“Propco SPV 13”), St Louis Seventh & Cerre, LLC (“Propco SPV 14”), St Louis Broadway Group, LLC (“Propco SPV 15”), MVP Houston Preston Lot, LLC (“Propco SPV 16”), MVP Detroit Center Garage, LLC (“Propco SPV 17”), MVP Preferred Parking, LLC (“Propco SPV 18”, together with Propco SPV 1, Propco SPV 2, Propco SPV 3, Propco SPV 4, Propco SPV 5, Propco SPV 6, Propco SPV 7, Propco SPV 8, Propco SPV 9, Propco SPV 10, Propco SPV 11, Propco SPV 12, Propco SPV 13, Propco SPV 14, Propco SPV 15, Propco SPV 16 and Propco SPV 17, the “Original Asset Entities” and, together with any entity that becomes an additional asset entity party hereto after the date hereof as an “Additional Asset Entity,” the “Asset Entities” and, the Asset Entities together with the Issuer, collectively, the “Obligors”) and Mobile Infra Operating Company, LLC (the “Manager”)

WHEREAS, the Issuer and the Original Asset Entities have entered into the Base Indenture, dated as of the date hereof, by and among the Obligors and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with each Series Supplement, the “Indenture”);

WHEREAS, each of the Obligors desires to engage the Manager to perform the Services, and each of the Obligors desires to have the Manager enforce such Obligor’s rights and powers and perform such Obligor’s duties and obligations under the Transaction Documents to which it is party in accordance with the Operation Standards; and

WHEREAS, the Manager desires to enforce such rights and powers and perform such duties and obligations, all in accordance with the Operation Standards;

NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) Defined Terms. All capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them or incorporated by reference in the Indenture. As used in this Agreement, the following terms shall have the following meanings:

“Additional Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Administrative Services” shall have the meaning specified in Section 4.

“Agreement” shall have the meaning ascribed to it in the preamble hereto.

“Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

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“Available Funds” shall have the meaning specified in Section 24(e)(iii).

“Base Indenture” shall have the meaning ascribed to it in the recitals hereto.

“Indemnified Party” and “Indemnitor” shall mean the Manager (and its employees, directors, managers, officers, agents, representatives and shareholders) and the Obligors, respectively, as to Section 23(a) and shall mean the Obligors and the Manager, respectively, as to Section 23(b).

“Indenture” shall have the meaning ascribed to it in the recitals hereto.

“Indenture Trustee” shall have the meaning ascribed to it in the recitals hereto.

“Management Fee” shall have the meaning specified in Section 11.

“Management Services” shall have the meaning specified in Section 3(a).

“Manager” shall have the meaning ascribed to it in the preamble hereto.

“Manager Report” shall have the meaning specified in Section 3(g).

“Manager Termination Event” shall have the meaning specified in Section 21(b).

“Nonrecoverable Property Protection Advance” shall mean any Property Protection Advance (or portion thereof) that, in the Manager’s commercially reasonable good-faith judgment, (a) is not reasonably expected to be recoverable from (i) proceeds, revenues, or income derived from the related Affected Site or Real Property Interest, (ii) any Site Owner, guarantor, or other obligor, or (iii) any insurance proceeds, condemnation awards, or other recoveries in respect thereof, and (b) would not otherwise be reimbursable to the Manager from amounts on deposit in any Account or from Available Funds under the Priority of Payments.

“Obligors” shall have the meaning ascribed to it in the preamble hereto.

“Operation Standards” shall have the meaning specified in Section 6.

“Original Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

“Other Services” shall have the meaning specified in Section 5(a).

“Permitted Activities” shall have the meaning specified in Section 19.

“Property Protection Advances” shall mean any out-of-pocket advance made or caused to be made by the Manager (on behalf of the Obligors) in respect of any Site Owner Imposition or other charge pursuant to Section 7.04(c) of the Base Indenture, which the Manager determines, in its commercially reasonable good-faith judgment, (i) is required to (a) protect or preserve such Real Property Interest or the value thereof, or (b) prevent the occurrence of, or remedy, any sale, forfeiture, or loss of such Real Property Interest or other adverse event with respect thereto, and (ii) is not a Nonrecoverable Property Protection Advance.

“Records” shall have the meaning specified in Section 13.

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“Services” shall mean, collectively, the Management Services and the Administrative Services.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the Series 2025-1 Closing Date, by and among the Issuer, the Servicer and the Indenture Trustee.

“Term” shall have the meaning specified in Section 21.

(b) Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) all references to “$” are to United States dollars;

(vii) any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and

(viii) references to a Person are also to its permitted successors and assigns; and

(ix) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(c) Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 2. Appointment. On the terms and conditions set forth herein, each Obligor hereby engages the Manager to perform the Services as described herein. The Manager hereby accepts such engagement. The Manager, on behalf of each of the Obligors, shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement and in accordance with the Operation Standards, the Indenture and the other applicable Transaction Documents, to do and take any and all actions, or to refrain from taking any such actions, and to do any and all things in connection with performing the Management Services that the Manager determines are necessary or desirable. The Manager is an independent contractor and nothing in this Agreement or in the relationship of any Obligor with the Manager shall constitute a partnership, joint venture or any other similar relationship.

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SECTION 3. Management Services.

(a) During the Term, the Manager shall, subject to the terms hereof, perform those functions reasonably necessary to maintain, manage and administer the Parking Facilities, the Customer Contracts, Parking Operating Agreements and any Real Property Interests underlying Parking Facilities owned or acquired by the Asset Entities from time to time (collectively, the “Management Services”), all in accordance with the Operation Standards. Without limiting the generality of the foregoing, the Manager will have the following specific duties in relation to the Parking Facilities and any Real Property Interests underlying Parking Facilities:

(b) Parking Facility Operations. The Manager shall monitor and manage each Obligor’s rights associated with the Parking Facilities and any Real Property Interests underlying the Parking Facilities (including, with respect to the Parking Facilities, negotiating the entry into and renewals of Customer Contracts and Parking Operating Agreements on behalf of the Obligors in the ordinary course of business). The Manager shall perform on behalf of each Obligor any obligation reasonably required of such Obligor pursuant to any utility contract, agency agreement, Customer Contract, Parking Operating Agreement or other agreement related to such Obligor (other than the payment of amounts due from an Obligor thereunder, which payments shall be paid out of the Lock Box Account as provided herein).

(c) Administration of Customer Contracts. The Manager shall, on behalf of the Obligors:

(i) maintain a database of the Material Agreements indicating, for each such customer, the amount of all payments due from the customer thereunder and the dates on which such payments are due,

(ii) maintain a database of delinquent Site Owner Impositions,

(iii) invoice all Rents and Receipts due under the Customer Contracts, Parking Operating Agreements and otherwise with respect to the Parking Facilities, in each case to the extent required by such agreements and licenses, and use commercially reasonable efforts to collect all such Receipts and Rents and other amounts due under such Customer Contracts, Parking Operating Agreements and otherwise,

(iv) perform all services required to be performed by the Obligors under the terms of the Customer Contracts and Parking Operating Agreements, and

(v) otherwise use commercially reasonable efforts to ensure compliance on the part of the Obligors with the terms of the Transaction Documents and each Non-Fee Site Agreement, Customer Contract, Parking Operating Agreements, Parking Facility Agreement and Parking Operating Agreement, all in accordance with the Operation Standards. Each Obligor hereby authorizes the Manager to take any action the Manager deems to be necessary or appropriate to enforce the terms of the Transaction Documents and each Non-Fee Site Agreement, Customer Contract, Parking Facility Agreement and Net Profit Agreement in accordance with the Operation Standards, including the right to exercise (or not to exercise) any right such Obligor may have to collect Rent and other amounts due under the Customer Contracts and Parking Operating Agreements (whether through judicial proceedings or otherwise), to terminate any Tenant Lease or to evict any Tenant. The Manager shall also have the right, in accordance with the Operation Standards, to compromise, settle and otherwise resolve claims and disputes with regard to the Non-Fee Site Agreements, Customer Contracts, Parking Operating Agreements, Parking Facility Agreements and Parking Operating Agreements. The Manager may agree to any modification, waiver or amendment of any term of and forgive any payment on, any Customer Contract pertaining to the Parking Facilities as it may determine to be necessary or appropriate in accordance with the Operation Standards.

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(d) Obligation to Monitor and Make Advances. If the Manager obtains Knowledge that any Non-Fee Site is subject to Site Owner Impositions (each such Non-Fee Site, an “Affected Site”), the Manager shall promptly notify the Issuer and related Asset Entity of such Site Owner Impositions. The Manager shall use commercially reasonable efforts to monitor each Obligor’s compliance with its obligations under the Indenture to cause the relevant Site Owner to pay, discharge or remove such Site Owner Impositions prior to the time that such Site Owner Impositions would result in the sale, forfeiture or loss of the related Real Property Interest in such Affected Site. If the Manager confirms that the Issuer has failed to take, or is reasonably likely to fail to take, any action required under the Indenture to prevent such sale, forfeiture or loss, the Manager shall, within five (5) Business Days of such confirmation, make a Property Protection Advance in an amount sufficient to discharge such Site Owner Impositions if the effect of such payment will be to remove or discharge such Site Owner Impositions and the Manager determines, in its commercially reasonable good-faith judgment, that such Property Protection Advance would not constitute a Nonrecoverable Property Protection Advance. The Manager shall be entitled to reimbursement, without duplication, for all Property Protection Advances (together with any reasonable and documented out-of-pocket expenses incurred in connection therewith) from Available Funds in accordance with the Priority of Payments or as otherwise provided in the Transaction Documents. Notwithstanding the foregoing, the Manager may, at its sole discretion, elect to defer reimbursement of any Property Protection Advance during any given Collection Period if the Manager reasonably determines that such reimbursement would (i) cause a shortfall under the Priority of Payments or (ii) require a withdrawal from any Reserve Account below its required balance. Any amounts so deferred for reimbursement shall continue to accrue interest thereon at a rate of 0.01% per annum (calculated on a 30/360 Basis).

(e) Administration of Real Property Interest. The Manager shall acquire, develop, manage, maintain, protect, enforce, defend and undertake, or cause to be undertaken, such other duties and services as may be necessary in connection with the ownership by the Asset Entities of the Real Property Interests underlying Parking Facilities, on behalf of the Asset Entities, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Operation Standards).

(f) Compliance with Law, Etc. The Manager will take such actions within its reasonable control as may be necessary to comply in all material respects with any and all laws, ordinances, orders, rules, regulations, requirements, permits, licenses, certificates of occupancy, statutes and deed restrictions applicable to the Parking Facilities. Without limiting the generality of the foregoing, the Manager shall use commercially reasonable efforts to apply for, obtain and maintain, in the name of the respective Obligor, or, if required, in the name of the Manager, the licenses and permits reasonably required for the operation of the Parking Facilities, or for the management, marketing and operation of the Parking Facilities. The cost of complying with this paragraph shall be the responsibility of the Obligors, shall be considered an Operating Expense, shall be payable pursuant to the Priority of Payments.

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(g) Manager Reports. On or prior to the fifth (5) day prior to each Payment Date (or, if such day is not a Business Day, the immediately following Business Day), the Manager shall furnish to the Issuer, the Servicer and the Indenture Trustee a report (the “Manager Report”) in substantially the form attached as Exhibit B with respect to the periods specified therein. In addition, the Manager shall provide to the Servicer an updated data file of the Customer Contracts and Parking Operating Agreements containing the required information specified in Section (c)(i) no less frequently than every six (6) months following the Effective Date. The Manager shall, upon request, furnish such additional information pertaining to the Parking Facilities as each Rating Agency may reasonably request. The Manager shall, upon request, furnish such additional information to the Servicer as the Servicer deems reasonably necessary to perform its duties under the Servicing Agreement.

(h) Deposits to Collection Account. On or prior to the twenty second (22nd) day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), the Manager, acting on behalf of the Obligors, shall identify the amounts on deposit in the Lock Box Account that constitute Receipts with respect to the related Collection Period for withdrawal from the Lock Box Account and deposit into the Collection Account for treatment as Receipts with respect to such Collection Period, in each case, by the Manager acting on behalf of the Obligors.

SECTION 4. Administrative Services. During the Term of this Agreement, the Manager shall, subject to the terms hereof, provide to each Obligor the following administrative services in accordance with the Operation Standards (collectively, the “Administrative Services”):

(a) clerical, bookkeeping and accounting services, including maintenance of general records of such Obligor and the preparation of financial statements, as necessary or appropriate in light of the nature of such Obligor’s business and the requirements of the Indenture and the other Transaction Documents;

(b) maintain accurate books of account and records of the transactions of the Obligors, render statements or copies thereof from time to time as reasonably requested by such Obligors and assist in all audits of each such Obligor;

(c) prepare and file, or cause to be prepared and filed, all franchise, withholding, income and other tax returns of such Obligor required to be filed by it and arrange for any taxes owing by such Obligor to be paid to the appropriate authorities out of funds of such Obligor available for such purpose, all on a timely basis and in accordance with applicable law, rules or regulations;

(d) administer such Obligor’s performance under the Indenture and the other Transaction Documents, including (A) preparing and delivering on behalf of such Obligor such opinions of counsel, officers’ certificates, financial statements, reports, notices and other documents as are required under such Indenture and the other Transaction Documents and (B) holding, maintaining and preserving such Indenture and the other Transaction Documents and books and records relating to such Indenture and the other Transaction Documents and the transactions contemplated or funded thereby, and making such books and records available for inspection in accordance with the terms of such Indenture and the other Transaction Documents;

(e) take all actions on behalf of such Obligor as may be necessary or appropriate in order for such Obligor to remain duly organized and qualified to carry out its business under applicable law, rules or regulations, including making all necessary or appropriate filings with federal, state and local authorities under corporate and other applicable statutes; and

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(f) manage all legal matters and litigation instituted by or against such Obligor, including retaining on behalf of and for the account of such Obligor legal counsel to perform such services as may be necessary or appropriate in connection therewith and negotiating any settlements to be entered into in connection therewith; provided that, during a Special Servicing Period, the Servicer shall be entitled (but not obligated) to assume the rights and obligations of the Manager pursuant to this clause (f).

SECTION 5. Other Services.

(a)  The Manager may, subject to Section 5(b) below, provide to the Obligors marketing and leasing services in accordance with the Operation Standards (collectively, the “Other Services”). Such services may include marketing and procuring Customer Contracts, Parking Operating Agreements, Parking Facility Agreements (including Non-Fee Site Agreements) and Parking Facilities, including locating potential Parking Facilities and Tenants, negotiating Parking Facility Agreements, Parking Operating Agreements and Customer Contracts and executing or brokering Parking Facility Agreements, Parking Operating Agreements and Customer Contracts as agent and attorney-in-fact for the Obligors (including renewals, expansions, equipment changes, rental abatements, relocations, maintenance agreements, terminations and extensions of such Customer Contracts and Parking Operating Agreements ). To the extent that the Manager agrees to provide such services, the Manager shall have complete authority to negotiate all of the terms of each such agreement, both economic and non-economic, as well as complete authority to negotiate and execute amendments and other modifications thereto in the name of or on behalf of the Obligors; provided, however, that the terms thereof shall be on commercially reasonable terms and in accordance with the Operation Standards, and the Manager shall provide the Indenture Trustee with a copy of any such agreement upon execution to the extent required pursuant to Section 6.06 of the Base Indenture. Notwithstanding the absence of an agreement to provide such services, the Asset Entities specifically authorize the Manager to develop, operate and maintain marketing materials, including an internet website, pursuant to which the Parking Facilities may be marketed as an integrated network (including other parking facilities owned or operated by the Manager or its Affiliates other than the Obligors), recognizing that such marketing efforts may not identify the particular Asset Entity related to a particular Parking Facility.

(b) Any provision of Other Services by the Manager shall be evidenced by an additional agreement between the Manager and the Obligors, pursuant to which the Obligors shall agree to provide additional compensation to the Manager; provided that the obligation to pay any such additional compensation shall be limited to, and payable only from and to the extent of, funds otherwise available to the Obligors in accordance with Section 5.01(a)(xvi) of the Base Indenture.

SECTION 6. Operation Standards. The Manager shall perform the Services (or refrain from the performance of the Management Services) in accordance with and subject to the terms of the Indenture and the other Transaction Documents, the Customer Contracts, the Parking Facility Agreements, the Non-Fee Site Agreements, the Parking Operating Agreements, and applicable law, rules or regulations and, to the extent consistent with the foregoing, (i) reasonably and in good faith, (ii) using the same degree of care, skill, prudence and diligence that the Manager employed in the management of Parking Facilities prior to the date hereof and, to the extent applicable, that the Manager uses for other sites it manages, (iii) with the objective of timely collections of Rents and Receipts, (iv) of a quality not less than those generally performed by professional managers performing services of a scope consistent with those required of the Manager under this Agreement for assets similar in type and quality to the Parking Facilities that are located in the same geographical market areas as the Parking Facilities (collectively, the “Operation Standards”). The Manager hereby acknowledges that it has received a copy of the Indenture and the other Transaction Documents and agrees not to take any action or fail to take any action within its control that would cause the Obligors to be in default thereunder.

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SECTION 7. Authority of Manager. During the Term, the parties recognize that the Manager will be acting as the exclusive agent and attorney-in-fact of the Obligors with regard to the Services described herein. Each Obligor hereby grants to the Manager the exclusive right and authority, and hereby appoints the Manager as its true and lawful attorney-in-fact, with full authority in the place and stead of such Obligor and in the name of such Obligor, to negotiate, execute, implement or terminate, as circumstances dictate, for and on behalf of such Obligor, any and all Customer Contracts, Parking Facility Agreements (including Non-Fee Site Agreements), Parking Operating Agreements, contracts, permits, licenses, registrations, approvals, amendments and other instruments, documents and agreements as the Manager deems necessary or advisable in accordance with the Operation Standards. The Manager will also have the authority to enforce, terminate and compromise disputes under all such agreements and all other agreements and documents, as the Manager deems necessary and desirable in accordance with the Operation Standards; provided, the Manager will agree not to terminate a Customer Contract or Parking Operating Agreement on the basis of a cross-default to an agreement that is not a Customer Contract or Parking Operating Agreement, as applicable, unless the Manager reasonably believes that (1) there is a significant risk of the counterparty defaulting under the related agreement or (2) the Manager will be able to replace such agreement with a new agreement with an equal or greater term and after giving effect to such replacement, the pro forma TTM Adjusted Net Operating Income with respect to the related Parking Facility will be at least equal to the TTM Adjusted Net Operating Income for such Parking Facility immediately prior to the replacement. In addition, the Manager will have full discretion in determining (subject to the Operation Standards and subject to the limitations set forth in Section 4(f)) whether to commence litigation on behalf of an Obligor, and will have full authority to act on behalf of each Obligor in any litigation proceedings or settlement discussions commenced by or against any Obligor. Each Obligor shall promptly execute such other or further documents as the Manager may from time to time reasonably request to more completely effect or evidence the authority of the Manager hereunder, including the delivery of such powers of attorney (or other similar authorizations) as the Manager may reasonably request to enable it to carry out the Services hereunder.

SECTION 8. Receipts. The Manager shall cause all Receipts due to the Obligors to be deposited directly into the Lock Box Account as required by the Indenture and the other Transaction Documents. The Manager acknowledges that the Obligors are obligated under the Transaction Documents to direct all Tenants and other Persons obligated to pay any Rents and Receipts directly to the Lock Box Account for deposit into the Collection Account. The Manager agrees to comply (and to cooperate with the Obligors in complying) with such requirements and directions, and the Manager agrees to give no direction to any Tenant or other Person in contravention of such requirements or directions, nor otherwise to cause any Rents or Receipts to be paid to the Obligors, the Manager or any other Person, whether at the direction of the Obligors or otherwise. In the event the Manager shall for any reason receive any Receipts due to the Obligors, the Manager shall deposit the same within two (2) Business Days of identification into the applicable Lock Box Account. The Manager hereby disclaims any and all interests in each of the Accounts and in any of the Receipts. Upon written notice from the Indenture Trustee (to the extent a Responsible Officer of the Indenture Trustee has actual knowledge or written notice thereof) or the Servicer that an Event of Default has occurred under the Indenture or the other Transaction Documents, the Manager agrees to apply Receipts as instructed by the Servicer.

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SECTION 9. Reserved.

SECTION 10. Capital Expenditures.

(a) The Manager is hereby authorized to make Capital Expenditures on behalf of the Obligors, the necessity, nature and amount of which may be determined in the Manager’s discretion in accordance with the Operation Standards.

(b) The Manager shall certify in the Manager Report the amount withdrawn, if any, from the Expense Reserve Account and deposited into the Collection Account on such Payment Date.

SECTION 11. Compensation. In consideration of the Manager’s agreement to perform the Services during the Term hereof, the Obligors hereby jointly and severally agree to pay to the Manager a fee (the “Management Fee”), for each Collection Period, equal to 1.0% of the TTM Adjusted Net Operating Income of the Obligors for such Collection Period, subject to a cap of $41,667 per Collection Period. The Management Fee in respect of each Collection Period shall be payable to the Manager pursuant to the Indenture, to the extent of Available Funds for such purpose pursuant to Section 5.01(a)(i) of the Base Indenture, on each Payment Date and, to the extent that Available Funds are insufficient for such purpose on any Payment Date, on each Payment Date thereafter until paid in full. On or prior to the third (3rd) day (or, if such day is not a Business Day, the immediately following Business Day) prior to each Payment Date, the Manager shall report to the Obligors and the Servicer the Management Fee then due and payable based on the best information regarding TTM Operating Income for the immediately preceding Collection Period then available to it. If the Manager subsequently determines that the Management Fee so paid to it for any Collection Period was less than the amount that should have been paid (based on a re-computation of the TTM Operating Income for such Collection Period), then the Management Fee for the next Collection Period shall be increased by the amount of such underpayment. If the Manager subsequently determines that the Management Fee so paid to it for any Collection Period was higher than what should have been paid (based on a re-computation of the TTM Operating Income for such Collection Period), then the Management Fee for the next Collection Period shall be reduced by the amount of such overpayment. Upon the expiration or earlier termination of this Agreement as set forth in Section 21, the Manager shall be entitled to receive, on the next succeeding Payment Date, the portion of the Management Fee which was earned by the Manager through the effective date of such expiration or termination (such earned portion being equal to the product of (a) the total Management Fee that would have been payable for the Collection Period in which such expiration or termination occurred had this Agreement remained in effect and (b) a fraction, the numerator of which is the number of days in such Collection Period through the effective date of such expiration or termination and the denominator of which is the total number of days in such Collection Period). Notwithstanding anything to the contrary in this Section 11, the Management Fee for the first Payment Date following the Effective Date shall be based on TTM Operating Income for the period beginning on the Effective Date and ending on the last day of the initial Collection Period. The Manager shall be entitled to no other fees or payments from the Obligors as a result of the termination or expiration of this Agreement in accordance with the terms hereof. None of the expenses necessary to the performance of the Manager’s duties (other than Operating Expenses, Capital Expenditures, the indemnities described in Section 23 and the Other Services described in Section 5) will be paid by the Obligors.

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SECTION 12. Employees. The Manager shall, or shall have its applicable subsidiaries, employ, supervise and pay (or contract or otherwise arrange with a third party, including an Affiliate of the Manager, to provide, supervise and pay) at all times a sufficient number of capable employees as may be necessary for the Manager to perform the Services hereunder in accordance with the Operation Standards. The Manager shall ensure that all employees of the Manager will be employed at the sole cost of the Manager. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the sole responsibility of the Manager, who is, in all respects, the employer of such employees. To the extent the Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name and not as an agent for any Obligor. The Manager or any third party with whom the Manager contracts for employees shall comply in all material respects with all applicable laws and regulations related to workers’ compensation, social security, ERISA, unemployment insurance, hours of labor, wages, working conditions and other employer- employee related subjects. The Manager is independently engaged in the business of performing management and operation services as an independent contractor. All employment arrangements in connection with the Manager’s performance of the Services hereunder are therefore solely the Manager’s concern and responsibility, and the Obligors shall have no liability with respect thereto.

SECTION 13. Books, Records, Inspections. The Manager shall, on behalf of the Obligors, keep such materially accurate and complete books and records pertaining to the Parking Facilities and the related Services as may be necessary or appropriate under the Operation Standards. Such books and records shall include all Customer Contracts, Non-Fee Site Agreements, Parking Operating Agreements, Parking Facility Agreements, corporate records, monthly summaries of all accounts receivable and accounts payable, maintenance records, Insurance Policies, receipted bills and vouchers (including tax receipts, vouchers and invoices) and other documents and papers pertaining to the Parking Facilities. All such books and records (“Records”) shall be kept in an organized fashion and in a secure location. During the Term, the Manager shall afford to the Obligors, the Servicer and the Indenture Trustee access to any Records relating to the Parking Facilities and the Services within its control, except to the extent it is prohibited from doing so by applicable law or the terms of any applicable obligation of confidentiality or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Obligors. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Manager designated by it.

SECTION 14. Insurance Requirements.

(a) Obligor Insurance. The Manager shall or shall cause an Affiliate to maintain, on behalf of the Obligors, all Insurance Policies required to be maintained by the Obligors pursuant to the Indenture and other Transaction Documents and such other Insurance Policies as the Manager shall determine to be necessary or appropriate in accordance with the Operation Standards. The Manager shall prepare and present, on behalf of the Obligors, claims under any such insurance policy in a timely fashion in accordance with the terms of such policy. Any payments on such policies shall be made to the Manager as agent of and for the account of the Obligors (and on behalf of the Obligors, for the benefit of and to be held in trust for the Indenture Trustee to the extent provided in the Indenture), except as otherwise required by the Indenture and other Transaction Documents. All such payments shall be applied in accordance with the Indenture and the other Transaction Documents or, if the Indenture and the other Transaction Documents do not specify an application, shall be deposited into the Lock Box Account. The Manager shall provide to the Indenture Trustee and the Servicer on behalf of the Obligors such evidence of insurance (which may be a certificate of insurance) and payments of the premiums thereof required pursuant to the Obligors’ obligations under Section 7.05 of the Base Indenture.

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(b) Manager’s Insurance. The Manager shall or shall cause an Affiliate to maintain, at its own expense, a commercial liability insurance policy. Any such commercial liability insurance shall be maintained in a form and amount consistent with customary industry practices for managers of properties such as the Parking Facilities performing services the same as or similar to those historically performed by the Manager. The Manager shall be deemed to have complied with this provision if one of its respective Affiliates has such commercial liability policy and the coverage afforded thereunder extends to the Manager. Annually, upon request of the Issuer, the Indenture Trustee or the Servicer, the Manager shall cause to be delivered to the Issuer, the Servicer and the Indenture Trustee a certification evidencing coverage under such commercial liability insurance policy. Any such commercial liability insurance policy shall not be cancelled without ten days prior written notice to the Issuer, the Indenture Trustee and the Servicer. In cases where any Obligor and the Manager maintain insurance policies that duplicate coverage, then the policies of such Obligor shall provide primary coverage and the Manager’s policies shall be excess and non-contributory.

SECTION 15. Environmental.

(a) The Obligors hereby represent and warrant as to each Parking Facility that none of the Obligors have Knowledge of any material violations of Environmental Laws at such Parking Facilities.

(b) The Manager shall not consent to the installation, use or incorporation into the Parking Facilities of any Hazardous Materials in violation of applicable Environmental Laws and shall not consent to the discharge, dispersion, release, storage, treatment, generation or disposal of any pollutants or toxic or Hazardous Materials in material violation of Environmental Law and covenants and agrees to take reasonable steps to comply in all material respects with the Environmental Laws.

(c) The Manager covenants and agrees (i) that it shall advise the Issuer, the Indenture Trustee and the Servicer in writing of each notice of any material violation of Environmental Law of which the Manager has Knowledge, promptly after the Manager obtains Knowledge thereof and (ii) to deliver promptly to the Issuer, the Indenture Trustee and the Servicer copies of all communications from any federal, state and local governmental authorities received by the Manager concerning any such violation and Hazardous Material on, at or about the Parking Facilities.

SECTION 16. Cooperation. Each Obligor and the Manager shall cooperate with the other parties hereto in connection with the performance of any responsibility required hereunder, under the Transaction Documents, or otherwise related to the Parking Facilities or the Services. In the case of the Obligors, such cooperation shall include (i) executing such documents or performing such acts as may be required to protect, preserve, enhance, or maintain the Parking Facilities or the Lock Box Account, (ii) executing such documents as may be reasonably required to accommodate a Tenant or its installations, (iii) furnishing to the Manager, on or prior to the Effective Date, all keys, key cards or access codes required in order to obtain access to the Parking Facilities, (iv) furnishing to the Manager, on or prior to the Effective Date, all books, records, files, abstracts, contracts, Customer Contracts, Non-Fee Site Agreements,  Parking Operating Agreements, Parking Facility Agreements, materials and supplies, budgets and other Records relating to the Parking Facilities or the performance of the Services and (v) providing to the Manager such other information as the Manager considers reasonably necessary for the effective performance of the Services. In the case of the Manager, such cooperation shall include cooperating with the Indenture Trustee, the Servicer, potential purchasers of any of the Parking Facilities, appraisers, sellers of sites or related Real Property Interests, auditors and their respective agents and representatives, with the view that such parties shall be able to perform their duties efficiently and without interference. Each Obligor and the Manager shall fully cooperate with all reasonable requests of the Servicer in its duty to obtain any appraisal or valuation.

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SECTION 17. Representations and Warranties of Manager. The initial Manager makes the following representations and warranties to the Obligors all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a) The Manager is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.

(b) The Manager’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Manager’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) The Manager has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d) Each Transaction Document to which the Manager is a party, upon the due authorization, execution and delivery of such Transaction Document and each of the other parties thereto, constitutes a valid, legal and binding obligation of the Manager, enforceable against the Manager in accordance with the terms thereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) The Manager is not in violation of, and its execution and delivery of, performance under and compliance with each of the Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Manager’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Manager to perform its obligations under the Transaction Documents to which it is a party or the financial condition of the Manager.

(f) The Manager’s execution and delivery of, performance under and compliance with, each of the Transaction Documents to which it is a party do not breach or result in a violation of, or default under, any material indenture, mortgage, deed of trust, agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager are subject and such breach, violation or default could have a material adverse effect on the ability of the Manager to perform its duties hereunder.

(g) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Manager of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained other than any of the foregoing the failure to have made or obtained which is not reasonably likely to cause a Material Adverse Effect.

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(h) No litigation is pending or, to the Manager’s Knowledge, threatened against the Manager that, if determined adversely to the Manager, would prohibit the Manager from entering into any of the Transaction Documents to which it is a party, or that, in the Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Manager to perform its obligations under the Transaction Documents to which it is a party or the financial condition of the Manager.

SECTION 18. Representations and Warranties of the Obligors. Each Obligor makes the following representations and warranties to the Manager all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a) Such Obligor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Such Obligor’s execution and delivery of, performance under, and compliance with this Agreement, will not violate such Obligor’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound or to which any of the property or assets of such Obligor are subject.

(c) Such Obligor has the full power and authority to own its Real Property Interests, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d) This Agreement, upon the due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Obligor, enforceable against such Obligor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) Such Obligor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Obligor’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Obligor to perform its obligations under this Agreement or the financial condition of such Obligor.

(f) Such Obligor’s execution and delivery of, performance under and compliance with, this Agreement do not breach or result in a violation of, or default under, any material indenture, mortgage, deed of trust, agreement or instrument to which such Obligor is a party or by which such Obligor is bound or to which any of the property or assets of such Obligor are subject and such breach, violation or default could have a material adverse effect on the ability of the Obligors to perform their duties hereunder.

(g) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Obligor of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained other than any of the foregoing the failure to have made or obtained which is not reasonably likely to cause a Material Adverse Effect.

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(h) Other than as listed on Schedule 6.07 to the Base Indenture, no litigation is pending or, to such Obligor’s Knowledge, threatened against such Obligor that, if determined adversely to such Obligor, would prohibit such Obligor from entering into this Agreement or that, in such Obligor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Obligor to perform its obligations under this Agreement or the financial condition of such Obligor.

(i) Schedule I attached hereto is complete and accurate in all material respects as of the Effective Date.

SECTION 19. Permitted Activities; Limitation on Indebtedness. For the avoidance of doubt, it is understood and agreed that nothing contained in this Agreement shall restrict the Manager, its employees, its agents or its Affiliates (or impose a duty on the Manager or any such other Person to refrain) from engaging in any business relating to managing, for Affiliates or others, parking facilities (including the operation, maintenance, leasing or marketing of parking facilities for itself or for others) without regard to any conflicts which may arise in connection therewith and even if, by doing so, such activities could be construed to be in competition with the business activities of the Obligors, subject only to the restrictions set forth below in items (i), (ii) and (iii) (“Permitted Activities”). In the conduct of Permitted Activities the Manager agrees that in all cases the Manager shall perform its duties and obligations hereunder in accordance with the Operation Standards notwithstanding any potential conflicts of interest that may arise, including any relationship that the Manager may have with any other owners of parking facilities that it manages.

SECTION 20. Removal or Substitution of Parking Facilities; Additional Asset Entities. If during the Term of this Agreement, pursuant to the terms of the Indenture and the other Transaction Documents, an Asset Entity assigns or otherwise transfers all of its right, title and interest in and to any Parking Facilities to a Person other than another Asset Entity, the Indenture Trustee (acting at the written direction of a Majority of Noteholders pursuant to the Indenture) or a designee of the Indenture Trustee (whether pursuant to a taking under the power of eminent domain or otherwise), or otherwise ceases to have an interest in a Parking Facility, this Agreement shall terminate (as to that Parking Facilities only) on the date of such assignment or transfer or other event and the Obligors shall promptly deliver to the Manager (with a copy to the Indenture Trustee and Servicer) an amended Schedule I reflecting the removal of such Parking Facilities from the scope of this Agreement. Upon the termination of this Agreement as to a particular Parking Facility, the Manager and the respective Asset Entity that owns such Parking Facility shall be released and discharged from all liability hereunder with respect to such Parking Facility for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive such termination). In addition, the Obligors may at any time add any additional Parking Facility to Schedule I in connection with a substitution or property addition (including addition by use of a Liquidated Site Replacement Account) permitted under the terms of the Indenture and the other Transaction Documents (excluding, for the avoidance of doubt, the addition of any Deferred Additional Parking Facilities to an Asset Entity). Upon such substitution or property addition, the Obligors shall promptly deliver to the Manager (with a copy to the Indenture Trustee and Servicer) an amended Schedule I reflecting the addition of such Parking Facility. In addition, effective upon the accession to the Indenture of an Additional Asset Entity, such Additional Asset Entity shall become a party hereto as an Additional Asset Entity and the Additional Obligor Parking Facilities of such Additional Asset Entity shall become Parking Facilities managed hereunder. The Obligors shall promptly deliver to the Manager (with a copy to the Indenture Trustee, Servicer and the Rating Agency) an amended Schedule I reflecting the addition of any such Parking Facilities, whereupon the Manager shall assume responsibility for the performance of the Services hereunder with respect to such Parking Facilities and Administrative Services with respect to such Additional Asset Entity.

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SECTION 21. Term of Agreement.

(a) Term. This Agreement shall remain in full force and effect until payment and performance in full of the Obligations and the termination of the other Transaction Documents unless terminated (i) by the Indenture Trustee (acting at the written direction of the Majority of Noteholders), following the occurrence and continuation of a Manager Termination Event pursuant to paragraph (b) of this Section 21 or (ii) automatically in accordance with paragraph (c) of this Section 21. The Manager shall be obligated to continue to serve in such capacity, unless and until (i) the Manager is terminated pursuant to paragraph (b) or paragraph (c) of this Section 21, (ii) it becomes unlawful for the Manager to continue to act in such capacity or (iii) the Manager resigns or assigns its obligations hereunder pursuant to a Permitted Assignment in accordance with paragraph (d) of this Section 21.

(b) Termination for Cause. The Issuer or the Indenture Trustee acting solely at the written direction of the Servicer (acting at the written direction of the Majority of Noteholders), shall have the right to terminate the Manager and replace the Manager with a successor manager, upon the earliest to occur of any one or more of the following events (each, a “Manager Termination Event”):

(i) any failure of the Manager to deposit, or cause to be deposited, or remit funds to the Lock Box Account or any payment required to be so deposited or remitted by the Manager when required to be remitted to such account pursuant to this Agreement or any other Transaction Document and such failure continues for three (3) Business Days after the first date on which the Manager obtained actual knowledge thereof,

(ii) (a) any failure on the part of the Manager to duly observe or perform any of the other covenants or agreements on the part of the Manager set forth in this Agreement or any Transaction Document to which the Manager is a party or (b) any representation or warranty of the Manager made in this Agreement or any Transaction Document to which the Manager is a party which proves to have been incorrect in any material respect (disregarding any materiality or knowledge qualifier included therein) as of the time when the same was, or shall have been, made and, in each case, such failure, breach or default continues for a period of fifteen (15) days after the earlier to occur of (I) the date on which the Manager or any of its Affiliates has actual knowledge of such failure, breach and/or default, as applicable, and (II) the date on which the Manager or any of its Affiliates has been notified thereof in writing by the Issuer, the Indenture Trustee or a Noteholder requiring the same to be remedied,

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Manager and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days,

(iv) any failure of the Manager to provide any certificate or report to be provided by the Manager, in its capacity as such, when required pursuant to this Agreement or any other Transaction Document within ten (10) Business Days of its due date,

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(v) a final, non-appealable judgment for an amount in excess of $3,000,000 (exclusive of any portion thereof which is insured or for which the Manager has adequate reserves) is rendered against the Manager and has not been paid when due or otherwise discharged, satisfied or stayed within sixty (60) days,

(vi) the Manager shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Manager or of or relating to all or substantially all of its property;

(vii) a default in the payment or an acceleration of more than $5,000,000 of Indebtedness of the Manager, which Indebtedness has not been paid when due or otherwise discharged or which acceleration has not been rescinded and annulled,

(viii) any failure by the Manager to maintain the material licenses to do business in any jurisdiction where a Parking Facility is located, but only to the extent such non-qualification materially and adversely affects the Manager’s ability to perform its obligations under this Agreement, or

(ix) (a) this Agreement or a material portion hereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions in this Section 21(b)) and such cessation or unenforceability would have a Material Adverse Effect or (b) the Manager asserts as much (whether or not as to such effect) in writing.

(c) Automatic Termination for Bankruptcy, Etc. If (i) the Manager or any Obligor files a petition for bankruptcy, reorganization or arrangement, or makes an assignment for the benefit of the creditors or takes advantage of any insolvency or similar law, (ii) or an involuntary case shall be commenced against the Manager or any Obligor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect and is not dismissed or discharged within ninety (90) days or (iii) if a receiver or trustee is appointed for the assets or business of the Manager or any Obligor and is not discharged within ninety (90) days after such appointment, then, in each case of clauses (i), (ii) or (iii), this Agreement shall terminate automatically; provided that if any such event shall occur with respect to less than all of the Obligors, then this Agreement will terminate solely with respect to such Obligor or Obligors for which such event has occurred and the respective Parking Facilities owned, leased or managed by such Obligor(s). Upon the termination of this Agreement as to a particular Obligor, the Manager and such Obligor shall be released and discharged from all liability hereunder for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive any termination) and the Manager shall have no further obligation to perform any Services for such Obligor or any Parking Facilities owned, leased or managed by such Obligor from and after such date. For the avoidance of doubt, if any such event shall occur with respect to the Manager, this Agreement shall terminate automatically with respect to the Manager.

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(d) Resignation or Assignment by Manager. Unless and until the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, the Manager shall not resign from the obligations and duties hereby imposed on it hereunder except (i) upon determination that (x) the performance of its duties hereunder is no longer permissible under applicable law and (y) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law or (ii) in connection with a Permitted Assignment. Any such determination under clause (d)(i)(x) above permitting the resignation of the Manager shall be evidenced by an opinion of counsel (who is not an employee of the Manager or Affiliate thereof) to such effect delivered, and in form and substance reasonably satisfactory, to the Issuer, the Servicer and addressed to the Indenture Trustee. From and after the date on which the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied or in connection with the assignment by the Manager of its duties hereunder to a successor manager in accordance with this paragraph (d) (a “Permitted Assignment”), the Manager shall have the right in its sole and absolute discretion, upon ten (10) Business Days prior written notice to the Issuer, the Indenture Trustee and the Servicer, to resign from or assign at any time the obligations and duties hereby imposed on it; provided that (x) no such assignment shall be permitted unless a successor manager agrees in writing to be bound by the terms hereof and (y) such assignment shall comply with the requirements of Section 7.12(b) of the Base Indenture. This Agreement shall terminate with respect to the resigning or assigning Manager on the effective date of any resignation or assignment of the Manager permitted under this paragraph (d). Following a Permitted Assignment, all references hereunder and under the Transaction Documents to “Manager” shall be to the successor manager.

(e) The Issuer and the Manager each agree to give prompt written notice to the Servicer of the occurrence of any event or circumstance of which it has Knowledge that could reasonably be expected to lead to the Manager’s termination under Sections 21(b) or (c) hereof.

(f) Successor Managers. Following the Manager’s termination under Sections 21(b) or (c), or the Manager’s resignation under Section 21(d) hereof or an assignment of this Agreement by the Manager under Section 21(d) hereof while an Event of Default is continuing under the Indenture, the Servicer shall appoint a successor manager, which such appointments shall be approved by the Majority of Noteholders. All rights, powers, duties, obligations and responsibilities of the Manager under this Agreement and the other Transaction Documents (other than with respect to the payment of any amounts owed to the Manager hereunder) will vest in and be assumed by the successor manager. Appointment of, and acceptance of duties by, a successor manager shall be evidenced by execution of a management services agreement between such successor manager and the Issuer on terms substantially similar to those set forth in this Agreement including an assignment and assumption of this Agreement.

SECTION 22. Duties upon Termination. Upon the expiration or termination of the Term, the Manager shall have no further right to act for any Obligor or to draw on the Lock Box Account and shall promptly (i) furnish to the Issuer or its designee or any replacement Manager all keys, key cards or access codes required in order to obtain access to the Parking Facilities, (ii) deliver to the Issuer or its designee or any replacement Manager (x) all Receipts received after such termination or (y) any monies or reserves held by the Manager on behalf of the Indenture Trustee, (iii) deliver to the Issuer or its designee or any replacement Manager all books, files, abstracts, contracts, Customer Contracts, Non-Fee Site Agreements, Parking Operating Agreements, Parking Facility Agreements, materials and supplies, budgets and other Records relating to the Parking Facilities or the performance of the Services and (iv) upon request, assign, transfer, or convey, as required, to the respective Obligors all service contracts and personal property relating to or used in the operation and maintenance of the Parking Facilities, except any personal property which was paid for and is owned by the Manager. The Manager shall also, for a period of six months after such expiration or termination, make itself available to consult with and advise the Obligors, the Servicer and any replacement Manager regarding the operation and maintenance of the Parking Facilities or otherwise to facilitate an orderly transition of management to one or more new managers of the Parking Facilities; provided, that during such period, the Manager shall be entitled to be compensated by the Obligors for its out-of-pocket costs and expenses (such expenses to be deemed Additional Obligor Expenses). This Section 22 shall survive the expiration or earlier termination of this Agreement (whether in whole or part).

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SECTION 23. Indemnities.

(a) Each of the Obligors agrees to, jointly and severally, indemnify, defend and hold the Manager (including, for the avoidance of doubt, any replacement Manager) harmless from and against any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to the Parking Facilities, the Manager’s performance of the Services hereunder, or the exercise by the Manager of the powers or authorities herein or hereafter granted to the Manager, except for those actions, omissions and breaches of the Manager in relation to which the Manager has agreed to indemnify the Obligors pursuant to Section 23(b).

(b) The Manager agrees to indemnify, defend and hold the Obligors harmless from and against any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to (i) any acts or omissions of the Manager or its agents, officers or employees in the performance of the Services hereunder constituting fraud, negligence or willful misconduct or (ii) any material breach of any representation or warranty made by the Manager hereunder.

(c) If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 23, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be unreasonably withheld or refused.

(d) The indemnities in this Section 23 shall survive the expiration or termination of the Agreement.

(e) The indemnities payable under this Section 23 by the Obligors shall be subject to the availability of funds for such purpose in accordance with Section 5.01(a) of the Base Indenture.

SECTION 24. Miscellaneous.

(a) Amendments. No amendment, supplement, waiver or other modification of this Agreement shall be effective unless in writing and executed and delivered by the Manager and the Obligor sought to be bound thereby; provided that, until the Indenture has been terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, any material amendment, supplement, waiver or other modification of this Agreement shall also require the prior written consent of the Super-Majority Noteholders and the Servicer and a Rating Agency Confirmation. No failure by any party hereto to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver of any of the terms of this Agreement. The Manager shall not be bound by any amendment, supplement, or other modification to any other Transaction Document which is materially adverse to the Manager unless the Manager has consented thereto; however the Manager’s consent shall not otherwise be required as a condition for any such amendment, supplement, or other modification to be effective for all other purposes.

(b) Notices. Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or by commercial overnight carrier, telecopied or mailed (postage prepaid via the US postal service) to the applicable party at the following address (or at such other address as the party may designate in writing from time to time); provided, however, any such notice or communication shall be deemed to be delivered only when actually received by the party to whom it is addressed:

(1)	To any Obligor:

Mobile Infrastructure Funding, LLC
30 West 4th Street
Cincinnati, OH 45202
Attn: Stephanie Hogue
Email: stephanie@mobileit.com

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Ryan McNaughton
Email: ryan.mcnaughton@davispolk.com

(2)	To Manager:

Mobile Infra Operating Company, LLC
30 West 4th Street
Cincinnati, OH 45202
Attn: Stephanie Hogue
Email: stephanie@mobileit.com

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Ryan McNaughton
Email: ryan.mcnaughton@davispolk.com

(c) Assignment, Etc. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. None of the rights, interests, duties, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part by the Manager or any Obligor, and any such purported assignment, transfer, or delegation shall be void; provided, however, that (i) the Obligors may assign this Agreement to the Indenture Trustee and grant a security interest in their rights and interests hereunder pursuant to the Indenture and the other Transaction Documents, (ii) the Manager may assign this Agreement in accordance with Section 21(d) and (iii) the Manager may, in accordance with the Operation Standards, utilize the services of third-party service providers to perform all or any portion of its Services hereunder. Notwithstanding the appointment of a third-party service provider, the Manager shall remain liable to the Obligors to the same extent as if the Manager were performing the Services alone, and the Manager agrees that no additional compensation shall be required to be paid by the Obligors in connection with any such third-party service provider. The Manager hereby acknowledges that all of the rights of the Obligors hereunder have been assigned to the Indenture Trustee as collateral security for the Obligations. Each of the Indenture Trustee, the Noteholders and the Servicer is an intended third-party beneficiary of this Agreement.

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(d) Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties hereto, and no oral statements or prior written matter not specifically incorporated herein shall be of any force or effect. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(e) Limitations on Liability.

(i) Notwithstanding anything herein to the contrary, neither the Manager nor any member, manager, director, officer, employee or agent of the Manager shall be under any liability to the Obligors or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Manager against any liability to the Obligors, the Servicer or the Indenture Trustee for the material breach of a representation or warranty made by the Manager herein or against any liability which would otherwise be imposed on the Manager solely attributable to the Manager’s fraud, negligence or willful misconduct in the performance of the Services hereunder.

(ii) No party will be liable to any other for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits, arising from the relationship of the parties or the conduct of business under, or breach of, this Agreement.

(iii) Notwithstanding any other provision of this Agreement or any rights which the Manager might otherwise have at law, in equity, or by statute, any liability of an Obligor to the Manager shall be satisfied only from such Obligor’s interest in the Parking Facilities, Parking Facility Agreements, the Customer Contracts, the Non-Fee Site Agreements, the Parking Operating Agreements, the Insurance Policies and the proceeds thereof, and then only to the extent that such Obligor has funds available to satisfy such liability in accordance with the Indenture and the other Transaction Documents, (any such available funds being hereinafter referred to as “Available Funds”). In the event the Available Funds of an Obligor are insufficient to pay in full any such liabilities of an Obligor, the excess of such liabilities over such Available Funds shall not constitute a claim (as defined in the United States Bankruptcy Code) against such Obligor unless and until a proceeding of the type described in Section 24(i) is commenced against such Obligor by a party other than the Manager or any of its Affiliates.

(iv) No officer, director, manager, employee, agent, shareholder, member or Affiliate of any Obligor or the Manager (except, in the case of an Obligor, for Affiliates that are also Obligors hereunder) shall in any manner be personally or individually liable for the obligations of any Obligor or the Manager hereunder or for any claim in any way related to this Agreement or the performance of the Services.

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(v) The provisions of this Section 24(e) shall survive the expiration or earlier termination of this Agreement (whether in whole or in part).

(f) Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER OR DIVERSITY JURISDICTION FOR A PARTICULAR PROCEEDING, IN THE STATE COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

(g) Confidentiality. Each party hereto agrees to keep confidential (and (a) to cause its respective officers, directors, managers and employees to keep confidential and (b) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the parties hereto shall be permitted to disclose Information (i) to the extent required by the Transaction Documents, (ii) as requested by the Rating Agencies, (iii) to the extent the Manager reasonably determines disclosure is necessary or advisable to perform services contemplated by this Agreement, (iv) to the extent provided in any offering memorandum, (v) to the parties to the Indenture who are subject to the confidentiality provisions contained therein, (vi) to actual or prospective Tenants, (vii) if required to do so by any applicable statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (viii) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Manager’s business or that of its Affiliates, (ix) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Manager or an Affiliate or an officer, director, manager, employer or shareholder thereof is a party, (x) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Manager provided that the Manager advises such recipient of the confidential nature of the Information being disclosed and obtains confirmation in such form as may be acceptable to the Manager to the effect that such Person will keep such Information confidential and (xi) any other disclosure authorized by the Manager. For the purposes of this paragraph (g), the term “Information” shall mean the terms and provisions of this Agreement and all financial statements, certificates, reports, Records, agreements and information (including the Customer Contracts, Non-Fee Site Agreements, Parking Operating Agreements, Parking Facility Agreements and all analyses, compilations and studies based on any of the foregoing) that relate to the Parking Facilities or the Services, other than any of the foregoing that are or become publicly available other than by a breach of the confidentiality provisions contained herein.

(h) Issuer as Agent. Each of the Obligors (other than the Issuer) hereby appoints the Issuer to serve as its representative and agent to act, make decisions, and grant any necessary consents or approvals hereunder, collectively, on behalf of such Obligor. Each Obligor (other than the Issuer) hereby authorizes the Issuer to take such action as agent on its behalf and to exercise such powers as are delegated to the Issuer by the terms hereof, together with such powers as are reasonably incidental thereto.

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(i) No Petition. Prior to the date that is one year and one day after the date on which the Indenture has been terminated in accordance with its terms and all Obligations under the Indenture and under the other Transaction Documents have been fully satisfied, the Manager shall not institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against any Obligor or the Holdco Guarantor.

(j) Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

(k) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other transmission (e.g., “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Agreement may be executed and delivered by electronic signatures in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and shall be the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

(l) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY

(m) Amendments. Any amendment, supplement, waiver or other modification of this Agreement affecting the rights, obligations, privileges or indemnities of the Indenture Trustee shall require the prior written consent of the Indenture Trustee.

[NO ADDITIONAL TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Manager:

MOBILE INFRA OPERATING COMPANY, LLC

	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President & CEO

Issuer and Obligor:

MOBILE INFRASTRUCTURE FUNDING, LLC

	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President & CEO

Original Asset Entities and Obligors:

MVP FORT WORTH TAYLOR, LLC

	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President & CEO

MVP NEW ORLEANS RAMPART, LLC

	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President & CEO

MINNEAPOLIS CITY PARKING, LLC

	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	President & CEO

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MVP HOUSTON SAKS GARAGE LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

WEST 9TH STREET PROPERTIES II, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP MILWAUKEE WELLS LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP BRIDGEPORT FAIRFIELD GARAGE, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP MILWAUKEE OLD WORLD, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP MILWAUKEE ARENA LOT, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

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MVP ST. LOUIS WASHINGTON, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP ST PAUL HOLIDAY GARAGE, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP HOUSTON SAN JACINTO LOT, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

WHITE FRONT GARAGE PARTNERS, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

ST. LOUIS SEVENTH & CERRE, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

ST. LOUIS BROADWAY GROUP, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP HOUSTON PRESTON LOT, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP DETROIT CENTER GARAGE, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

MVP PREFERRED PARKING, LLC

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President & CEO

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